                         LEHMAN BROTHERS HOLDINGS INC.

                       45,201,685 Shares of Common Stock

                928 Shares of Redeemable Voting Preferred Stock

             8,000,000 Shares of Cumulative Voting Preferred Stock


                        PURCHASE AND EXCHANGE AGREEMENT


                                  May __, 1994


American Express Company
American Express Tower
World Financial Center
200 Vesey Street
New York, New York  10285

Ladies and Gentlemen:

                 Lehman Brothers Holdings Inc., a Delaware corporation (the "Company"), hereby confirms its agreement with you with respect to the issuance by the Company to you of an aggregate of 45,201,685 shares (as the same may be adjusted in accordance with Section 2(a) hereof the "Common Shares") of the Company's common stock, par value $0.10 per share ("Common Stock"), 928 shares of the Company's Redeemable Voting Preferred Stock (the "Redeemable Preferred Shares") and 8,000,000 shares of the Company's Cumulative Voting Preferred Stock (the "Cumulative Preferred Shares" and, together with the Redeemable Preferred Shares, the "Preferred Shares" and, together with the Redeemable Preferred Shares and the Common Shares, the "Shares"). On the basis of the representations, warranties and agreements herein contained, and upon the terms and subject to the conditions herein set forth, the Company agrees to issue and sell to you, and you agree to purchase from the Company, the Shares. Initially capitalized terms not otherwise defined in this Agreement shall have the definitions assigned thereto in the Certificate of Designations, Powers, Preferences and Rights creating the Redeemable Preferred Shares, a copy of which is attached hereto as Exhibit A (the "Redeemable

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Certificate"), and in the Certificate of Designations, Powers, Preferences and
Rights creating the Cumulative Preferred Shares, a copy of which is attached hereto as Exhibit B (the "Cumulative Certificate" and, together with the Redeemable Certificate, the "Certificates").

                 Section 1.  Representations and Warranties.

                 (a) The Company represents and warrants to American Express Company ("Amexco") that:

                          (i)  The Company has been duly incorporated and is
validly existing and in good standing as a corporation under the laws of the State of Delaware.

                          (ii)  This Agreement has been duly authorized,
executed and delivered by the Company and is enforceable against the Company in accordance with its terms, except as such enforceability may be affected by bankruptcy and other similar laws affecting creditors' rights generally and by general principles of equity.

                          (iii)  The execution and delivery of this Agreement,
the issuance and delivery of the Shares, the consummation by the Company of the transactions contemplated herein and compliance by the Company with the terms of this Agreement and the Certificates, do not and will not conflict with, or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any significant subsidiary thereof under (A) the Restated Certificate of Incorporation or By-laws of the Company or (B) any existing applicable law, rule or regulation or any judgment, order or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its properties, except, with respect to this clause (B), such conflicts, breaches, defaults or liens which individually and in the aggregate will not have a material and adverse effect on the investment by Amexco contemplated hereby or on Amexco's rights hereunder.

                          (iv)  No filing, authorization, approval, consent,
order, registration, qualification or license of or with any court or governmental regulatory body or authority (other than such consents, approvals, authori-

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zations, registrations, qualifications or filings as have been made or obtained or as may be required under the securities or blue sky laws of the various states and other than the filing of the Certificates with the Secretary of State of the State of Delaware) is required for (A) the valid authorization, issuance, sale and delivery of the Shares, (B) the valid execution and delivery by the Company of this Agreement or (C) the consummation by the Company of the transactions contemplated in this Agreement, except, with respect to this clause (C), filings and authorizations which may be required in connection with the exercise of the registration rights referred to in Section 5 hereof.

                          (v)  The Shares have been validly authorized and,
upon payment therefor as provided in this Agreement, will be validly issued and outstanding, fully paid and nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof, and none of the Shares will be subject to any lien, charge or encumbrance or any other claim of any third party arising out of any act of the Company.

                          (vi)  When issued, the Preferred Shares  will have
such designation, preferences, limitations and relative rights as set forth in the Certificates and such shares and such designation, preferences, limitations and relative rights are valid under Delaware law. Except to the extent set forth in the Investment Agreement, dated as of April 15, 1987, by and among Amexco, the Company and Nippon Life Insurance Company, as such agreement has been amended through the date hereof, no stockholders of the Company have any preemptive or similar rights with respect to the Shares.

                          (vii)  The Company does not have any Significant
Subsidiaries (as such term is defined in Rule 1-02 of Regulation S-X under the Securities Act of 1933 (the "Act"), except for Lehman Brothers Inc., Lehman Commercial Paper Inc. and Lehman Government Securities Inc. (the "Named Subsidiaries").

                          (viii)  Neither the Company nor any of the Named
Subsidiaries is in violation of its corporate charter or by-laws or in default under any agreement, indenture or instrument, the effect of which violation or




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default would be material to the Company and its subsidiaries taken as a whole.

                 (b)  Amexco represents and warrants to the Company that:

                          (i)  Amexco has been duly incorporated and is validly
existing and in good standing as a corporation under the laws of the State of New York.

                          (ii)  This Agreement has been duly authorized,
executed and delivered by Amexco and is enforceable against Amexco in accordance with its terms, except as such enforceability may be affected by bankruptcy and other similar laws affecting creditors' rights generally and by general principles of equity.

                          (iii)  The execution and delivery of this Agreement
and the consummation by Amexco of the transactions contemplated herein and compliance by Amexco with the terms of this Agreement do not and will not conflict with, or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of Amexco or any significant subsidiary thereof under (A) the Restated Certificate of Incorporation, as amended, or By-laws of Amexco or (B) any existing applicable law, rule or regulation or any judgment, order or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over Amexco or any of its properties, except, with respect to this clause (B), such conflicts, breaches, defaults or liens which individually and in the aggregate will not have a material and adverse effect on the business of Amexco and its subsidiaries taken as a whole.

                          (iv)  No filing, authorization, approval, consent,
order, registration, qualification or license of or with any court or governmental regulatory body or authority (other than such consents, approvals, authorizations, registrations, qualifications or filings as have been made or obtained) is required for (A) the valid execution and delivery by Amexco of this Agreement or (B) the consummation by Amexco of the transactions contemplated in this Agreement, except, with respect to this clause (B), filings and authorizations as may be required





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in connection with the exercise of the registration rights referred to in
Section 5 hereof.

                          (v)  Immediately prior to the Closing Date (as
defined below), Amexco will have good and valid title to the MMP Shares to be transferred to the Company pursuant to Section 2 hereof, free and clear of all liens, charges or encumbrances or any other claim of any third party arising out of any act of Amexco (other than the interest of the Company therein arising hereunder).

                 Section 2.  Sale and Delivery to Amexco; Closing.

                 (a) At 10:00 A.M., New York City time, on May __, 1994, or such other time or date agreed to by the parties hereto (the "Closing Date"), delivery of certificates for the Shares, against receipt by the Company of the consideration therefor, shall be made at the offices of the Company or such other place as shall be agreed upon by Amexco and the Company. The consideration for the issuance and sale of the Common Shares shall consist of
(i) in respect of 35,407,931 of the Common Shares, $903,839,657.00, or approximately $25.52647 per share, in cash and (ii) in respect of 9,793,754 of the Common Shares, the transfer by Amexco to the Company of all of Amexco's right, title and interest in and to the 250 shares (the "MMP Shares") of the Company's Money Market Cumulative Preferred Stock acquired from the Company by Amexco pursuant to that certain Purchase Agreement, dated December 28, 1989, between the Company and Amexco. The consideration for the issuance and sale of the Redeemable Preferred Shares shall be $928.00, or $1.00 per share, in cash and the consideration for the issuance of the Cumulative Preferred Shares shall be $200,000,000.00, or $25.00 per share, in cash. Payment of the cash portion of such consideration shall be made to the Company by wire transfer of immediately available funds in the aggregate amount of $1,103,840,585.00 to Account No. 056-23-787 maintained by the Company at Morgan Guaranty Trust Company of New York (ABA routing number 021-000-238), and payment of the noncash portion of such consideration shall be made by delivery to the Company of the certificates represented by the MMP Shares, duly executed by Amexco for transfer to the Company or accompanied by duly executed stock powers, in each case, against delivery to Amexco of certificates representing the Shares. The





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number of Common Shares to be purchased and sold hereunder on the Closing Date shall be subject to adjustment in the event that the actual reverse split ratio referred to in the registration statement on Form S-1 of Holdings (File No. 33-52977) (the "Registration Statement") is other than 0.3179723, in which case such number of shares shall equal that number determined utilizing the actual reverse split ratio and the methodology heretofore employed in determining share numbers for purposes of the Registration Statement.

                 (b) The certificates representing the Shares will be issued in fully registered form and registered in the name of Amexco or its nominee in accordance with the Company's Restated Certificate of Incorporation.

                 (c) Each certificate representing the Preferred Shares will contain a legend stating that no sale, pledge, hypothecation or other transfer of such Shares shall be made except in a transaction that is registered under the Act or in a transaction that is not subject to, or that is exempt from, the registration requirements of the Act. The Company will issue to Amexco or any transferee of Amexco new certificates representing Shares which do not contain such a legend if the Shares in question are sold pursuant to an effective registration statement or pursuant to Rule 144.

                 Section 3. Covenants of the Company. The Company hereby covenants and agrees as follows:

                 (a) On or prior to the Closing Date, the Certificates will be filed with the Secretary of State of the State of Delaware without modification to the forms thereof attached hereto as Exhibit A and Exhibit B.

                 (b) So long as Amexco or any of its affiliates is the holder of any Shares, the Company will, if so requested, pay all dividends and other sums becoming due on any of the Shares registered in the name of Amexco or any affiliate of Amexco by wire transfer of immediately available funds to an account designated in writing by such holder not less than 10 days preceding the payment date thereof or by such other method as Amexco (or such affiliate) shall have from time to time specified to the Company in writing at least 10 days prior to the date such payment shall be due. In addition, the Company will





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agree to make payments on the Preferred Shares by wire transfer of immediately available funds to any transferee from Amexco or an affiliate of Amexco (or successive transferees from such a transferee) who so requests if such transferee holds not less than 15% of the aggregate liquidation preference of the Redeemable Preferred Shares or the Cumulative Preferred Shares at the time outstanding. Upon request of Amexco, such affiliate or such a transferee, the Company will enter into a written agreement with such transferee to the foregoing effect.

                 Section 4. Conditions of Closing. The Company and Amexco agree that the sale of the Shares shall be conditioned on and subject to the accuracy on and as if made on the Closing Date of their respective representations and warranties, performance of their respective covenants and other obligations hereunder and to the following further conditions:

                 (a) Thomas A. Russo, Esq., counsel to the Company, shall have furnished to Amexco his written opinion, dated the Closing Date, in form reasonably satisfactory to Amexco and its counsel, to the effect that:

                          (i)  the Company has been duly incorporated and is
validly existing and in good standing as a corporation under the laws of the State of Delaware;

                          (ii)  this Agreement has been duly authorized,
executed and delivered by the Company and is enforceable against the Company in accordance with its terms (subject to customary exceptions);

                          (iii)  the execution and delivery of this Agreement,
the issuance and delivery of the Shares, the consummation by the Company of the transactions contemplated herein and compliance by the Company with the terms of this Agreement and the Certificates do not and will not conflict with, or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of the Named Subsidiaries under (A) the Restated Certificate of Incorporation or By-laws of the Company or (B) any material agreement, indenture or instrument or any existing applicable law, rule or regu-

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lation (other than the securities or blue sky laws of the various states, as to which such counsel need express no opinion) or any judgment, order or decree of any court or governmental agency having jurisdiction over the Company, any of the Named Subsidiaries or their property;

                          (iv)  no filing, authorization, approval, consent,
order, registration, qualification or license of or with any court or governmental regulatory body or authority (other than such consents, approvals, authorizations, registrations, qualifications or filings as have been made or obtained or as may be required under the securities or blue sky laws of the various states) is required for (A) the valid authorization, issuance, sale and delivery of the Shares, (B) the valid execution and delivery by the Company of this Agreement or (C) the consummation by the Company of the transactions contemplated in this Agreement, except, with respect to this clause (C), filings and authorizations which may be required in connection with the exercise of the registration rights referred to in Section 5 hereof;

                          (v)  the certificates representing the Shares are in
due and proper form, and the Shares have been duly authorized and validly issued and are fully paid and non-assessable, and no holder thereof will be subject to personal liability by reason of being such a holder; the Preferred Shares have such designation, preferences, limitations and relative rights as set forth in the Certificates and the Preferred Shares and such designation, preferences, limitations and relative rights are valid under Delaware law;

                          (vi)  the Company does not have any Significant
Subsidiaries except for the Named Subsidiaries; and

                          (vii)  neither the Company nor any of the Named
Subsidiaries is in violation of its corporate charter or By-laws or in default under any agreement, indenture or instrument, the effect of which violation or default would be material to the Company and its subsidiaries taken as a whole.

                 Such opinion, in addition, shall be to such further effect with respect to other legal matters relat-

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ing to this Agreement and the issuance of the Shares hereunder as counsel to
Amexco may reasonably request.

                 (b) Counsel to Amexco shall have been furnished with all such documents, certificates and opinions as they may reasonably request for the purpose of enabling them to pass upon the issuance of the Shares and the issuance and delivery of the Shares as herein contemplated and in order to evidence the accuracy and completeness of any of the representations, warranties or statements of the Company, the performance of any of the covenants of the Company, or the fulfillment of any of the conditions herein contained; and all proceedings taken by the Company at or prior to the Closing Date in connection with the authorization, issuance and delivery of the Shares as herein contemplated shall be reasonably satisfactory in form and substance to Amexco and its counsel.

                 (c) Amexco shall have executed and delivered to the Company a Purchaser's Agreement substantially in the form of Exhibit C hereto.

                 Section 5. Registration Rights. The Company and Amexco hereby agree that the Company and Amexco shall have the rights and obligations set forth in (a) Exhibit D hereto with respect to the Preferred Shares and (b) the Registration Rights Agreement, dated as of May 1, 1987, between Amexco and the Company, with respect to the Common Shares.

                 Section 6.  Transfer of Shares.

                 (a) Amexco may transfer all or any of the Shares to any of its majority owned subsidiaries, and such majority owned subsidiaries shall have the same rights and obligations as Amexco under this Agreement.

                 (b) Amexco may, subject to Section 6(e) hereof, transfer at any time or from time to time in a private placement any or all of the Shares, and any such transferee of Amexco may, subject to Section 6(e) hereof, further transfer such Shares to a subsequent transferee.

                 In connection with each such transfer by Amexco or a Qualified Transferee (as defined in Section 6(g) hereof), the Company shall as expeditiously as possible





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
and at the Company's expense prepare and deliver a Private Placement Memorandum (a "Memorandum") which contains such disclosure that, in the opinion of legal counsel to the Company (which opinion and counsel shall be reasonably acceptable to Amexco or such Qualified Transferee), is required by law and which shall otherwise be in form and substance reasonably satisfactory to Amexco or such Qualified Transferee; provided, however, that the aggregate number of Memoranda required to be prepared and delivered with respect to any class of the Preferred Shares plus the number of demand registrations with respect to such class requested pursuant to the registration provisions referred to in Exhibit D hereto shall not exceed six and provided further that the Company shall not be required to prepare and deliver more than two Memoranda in any period of 360 consecutive days.

                 The Company represents, warrants and covenants to Amexco or such Qualified Transferee that neither the Memorandum nor any information supplied for use in connection with the transfer of the Shares thereunder will include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that the foregoing will not apply to statements or omissions made in reliance upon and in conformity with information relating to Amexco or such Qualified Transferee, or relating to the transaction pursuant to which such transfer is to be effected, furnished in writing to the Company by or on behalf of Amexco or such Qualified Transferee, as the case may be, expressly for use in the Memorandum. Notwithstanding the foregoing, the Company shall be entitled to defer for a reasonable period of time, but not in excess of 90 days (a "Blackout Period"), the delivery to potential transferees of the Shares of any Memorandum otherwise required to be prepared and delivered by it, if in the good faith judgment of the General Counsel of the Company, the delivery to such potential purchasers of a Memorandum at such time would require the disclosure of material information which is confidential and which the Company has a bona fide business purpose for preserving as confidential or the Company is unable to comply with securities law requirements such as the preparation of pro forma financial information; provided, however that not more than two such Blackout Periods may be commenced during any period of 360 consecutive days.





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If a Blackout Period is commenced, the Company shall promptly make such delivery as soon as the conditions which permit it to delay such delivery no longer obtain, but in no event later than such 90th day. If the anticipated delivery date of a Memorandum falls after 45 days and within 90 days subsequent to the end of a fiscal year, and the Company would be required under applicable law to include in the Memorandum audited financial statements for its most recently completed fiscal year, then the Company may delay the delivery of a Memorandum for such period (up to 90 days after the end of such fiscal year) as is reasonably necessary in the Company's judgment to include therein its audited financial statements for such fiscal year.

                 (c) In connection with any transfer by Amexco or such Qualified Transferee pursuant to Section 6(b) hereof, the Company shall

                          (i)  furnish to Amexco or such Qualified Transferee
such number of copies of the Memorandum in preliminary and final form (including any exhibits thereto or documents referred to therein) as Amexco or such Qualified Transferee may reasonably request;

                          (ii)  furnish to Amexco, addressed to it, to such
Qualified Transferee, addressed to it, and, if requested by the transferee of the Shares, to the transferee, addressed to it, an opinion of counsel for the Company, dated the date of the closing of the transfer, with respect to matters customarily opined on by issuer's counsel in transactions involving the issuance of securities in a private placement;

                          (iii)  amend or supplement such Memorandum to the
extent that, in the opinion of legal counsel to the Company (which opinion and counsel shall be reasonably acceptable to Amexco or such Qualified Transferee), is necessary in order to comply with applicable securities laws;

                          (iv)  promptly notify Amexco or such Qualified
Transferee of the happening of any event as a result of which the Memorandum includes an untrue statement of any material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and prepare, file





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
as appropriate and furnish to Amexco or such Qualified Transferee as promptly as possible as many copies as Amexco or such Qualified Transferee shall reasonably request of a supplement to or amendment of such Memorandum which shall correct such untrue statement or eliminate such omission; and

                          (v)  take such other actions and execute and deliver
such other documents as may reasonably be necessary to give full effect to the rights of Amexco or such Qualified Transferee hereunder and to effect the transfer of the Shares.

                 (d) In connection with each such transfer, the Company shall, subject to Section 6(e) hereof, take such action as is required to effectuate the registration of the transfer of such Shares in the stock register of the Company.

                 (e) In the case of any transfer of Shares pursuant to Section 6(a) or 6(b) hereof, no such transfer shall be effective and the Company shall not be obligated to register the transfer of such Securities in the stock register of the Company unless and until the transferee executes and delivers to the Company a Purchaser's Agreement substantially in the form of Exhibit C hereto and, in the case of Section 6(b) hereof, furnishes the Company (if the Company shall so request) with an opinion of its counsel to the effect that such transfer may be effected without registration under the Act. In the case of any transfer of Securities pursuant to Section 6(a) or 6(b) hereof, the Company shall acknowledge in writing that such transferee shall have the rights then applicable to such transferee as set forth herein.

                 (f) In connection with any private placement by Amexco or any majority owned subsidiary of Amexco contemplated by Section 6(b) hereof, the Company shall indemnify and hold harmless Amexco, such majority owned subsidiary of Amexco and their respective officers and directors and each person, if any, who controls any of the foregoing persons within the meaning of the Act, contribute to their losses and reimburse them for expenses to the same extent, and upon the same procedures set forth in, Section 5 of the Registration Rights Agreement.

                 (g) As used in this Section 6, the term "Qualified Transferee" means a transferee or subsequent transferee of any Shares who does not receive, (A) within 10 Business Days of its request therefor to the Company, an unqualified legal opinion from legal counsel to the Company (which opinion and counsel shall be reasonably acceptable to such transferee) to the effect that the transfer of Shares then contemplated by such transferee is exempt from the provisions of Section 5 of the Act (or any successor provision) and (B) prior to the time of such proposed transfer, an unqualified legal opinion from its counsel to the effect that the transfer of Shares then contemplated by such transferee is exempt from the provisions of Section 5 of the Act (or any successor provision). Notwithstanding the foregoing, a Qualified Transferee shall not include a transferee from any person other than Amexco if such person was not a Qualified Transferee at the time of its transfer to such transferee.

                 (h) The restrictions on transfer contained in this Section 6 shall not apply to any transfer pursuant to an effective registration statement, or Rule 144, under the Act and in compliance with all applicable state securities laws.

                 (i) For so long as the Company is subject to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), the Company shall timely file the reports required to be filed by it thereunder (including but not limited to the reports under Sections 13 and 15(d) of the Exchange Act referred to in subparagraph (c) of Rule 144 under the Act) and the rules and regulations adopted by the Commission thereunder.

                 Section 7. Other Agreements. (a) Notwithstanding anything to the contrary contained herein or in the Certificates, so long as Amexco or any of its subsidiaries is the holder of any Preferred Shares, such shares shall be voted for and against any proposal or matter submitted to a vote of the holders of Voting Stock in the same proportion as the votes cast by the holders of the Common Stock.

                 (b) For so long as Amexco and Nippon Life, or either of them, hold in the aggregate all of the issued and outstanding Redeemable Preferred Shares, for purposes of Section 2(g) and Section 2(n)(ii) of the Redeemable Certificate, the fair market value of any distribution, purchase or capital stock shall be determined
(A) jointly by the Company and the holders of a majority of the shares of Redeemable Preferred Stock outstanding on the Calculation Date or (B) if the Company and such holders cannot so agree, by a nationally recognized independent investment banking firm (an "Independent Banker") selected by the Company and such holders, or (C) if the Company and such holders cannot agree on the selection of an Independent Banker, by an Independent Banker selected by two Independent Bankers, one of which shall be selected by the Company and the other selected by such Holders and all of the fees, costs and expenses incurred in connection with the engagement of such Independent Banker(s) shall be paid
(x) by the Company if, as a result of such determination, a Designated Event is deemed to have occurred or (y) by such holders in all other cases.

                 (c) On the Closing Date, the Company will pay to Amexco by wire transfer of immediately available funds to an account designated by Amexco at least two business days prior to the Closing Date the sum of $5,000,000.00 (the "Base Amount"). If Amexco requests a registration pursuant to Section 1(a) of Exhibit D hereto in connection with an underwritten offering and selects Lehman Brothers Inc. (or any other affiliate of the Company) as the lead underwriter of such offering, then notwithstanding Section 4 of Exhibit D hereto, the aggregate underwriting discount in connection with such offering shall not exceed the Base Amount.

                 (d) Prior to the Closing Date, the Company and American Express shall execute and deliver such agreements and documents that expressly provide for all agreements between the parties, not theretofore evidenced by a writing, disclosed in the Registration Statement as being in effect on or prior to the Distribution Date (as defined in the Registration Statement) including, but not limited to the Balcor Notes and the set-off rights with respect thereto referred to in the Registration Statement.

                 Section 8. Notices. Any notice by the Company to Amexco shall be sufficient if given in writing delivered in person or by mail or facsimile (No. (212) ____) addressed to Amexco at its address set forth above, to





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
the attention of each of Treasurer and General Counsel, and any notice by Amexco to the Company shall be sufficient if given in writing delivered in person or by mail or facsimile (No. (212) _______) addressed to the Company at 3 World Financial Center, New York, New York 10285, to the attention of each of Treasurer and Chief Legal Officer or such other address as any party may, from time to time, designate in a written notice in a like manner. Notice given by facsimile shall be deemed delivered on the business day after it is received by the recipient. Notice given by mail as set out above shall be deemed delivered five calendar days after the date the same is mailed.

                 Section 9. Binding Agreement. This Agreement shall be binding upon Amexco, the Company and Amexco's and the Company's respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except (a) as set forth in Section 6 hereof and (b) that the representations, warranties, indemnities and agreements of the Company contained in this Agreement shall also be deemed to be for the benefit of any person or persons who control Amexco within the meaning of Section 15 of the Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

                 Section 10. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of New York, regardless of the laws that might otherwise govern under applicable principles of conflicts of law.

                 Section 11. Injunctions. Irreparable damage would occur in the event that any provision of this Agreement was not performed in accordance with its specific terms or was otherwise breached. Therefore, the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof in any court having jurisdiction, such remedy being in addition to any other remedy to which they may be entitled at law or in equity.





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
                 Section 12. Severability. If any term or provision of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms and provisions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term or provision.

                 Section 13. Further Assurances. Subject to the specific terms of this Agreement, each of Amexco and the Company shall make, execute, acknowledge and deliver such other instruments and documents, and take all such other actions, as may be reasonably required in order to effectuate the purposes of this Agreement and to consummate the transactions contemplated hereby.

                 Section 14. Waivers, Etc. No failure or delay on the part of Amexco or the Company in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. No modification, waiver, discharge or termination of any provision of this Agreement nor consent to any departure by Amexco or the Company therefrom shall in any event be effective unless the same shall be in writing, and then shall be effective only in the specific instance and for the purpose for which given.

                 Section 15. Miscellaneous. This Agreement constitutes the entire agreement and understanding of the parties hereto with respect to the matters and transactions contemplated hereby and supersedes all prior agreements and understandings whatsoever relating to such matters and transactions. The headings in this Agreement are for the purposes of reference only and shall not limit or otherwise affect the meaning hereof. This Agreement may be executed in counterparts, each of which shall constitute an original, but all of which shall together constitute one instrument.





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                 If the foregoing correctly sets forth our agreement, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between the Company and Amexco.


                                                      Very truly yours,

                                                      LEHMAN BROTHERS
                                                        HOLDINGS INC.


                                                      By:  ____________________

                                                      Name:
                                                      Title:


ACCEPTED at New York, New
York as of the date first
above written.

AMERICAN EXPRESS COMPANY


By:_______________________

Name:
Title:





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